Exhibit 99.1

INNOVATIVE MICRO TECHNOLOGY, INC. ANNOUNCES CONSUMMATION OF REVERSE/FORWARD STOCK SPLIT AND GOING PRIVATE TRANSACTION

Goleta, California – December 14, 2006 – Innovative Micro Technology, Inc. (Pink Sheets: IVTM.PK) (the “Company”) announced today that yesterday it filed (a) a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to consummate a 1-for-1,000 reverse split of the Company’s common stock (the “Reverse Stock Split”) and (b) a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to consummate a 1,000-for-1 forward stock split following the Reverse Stock Split (the “Forward Stock Split,” and with the Reverse Stock Split, the “Reverse/Forward Stock Split”).  The Reverse Stock Split took effect at 4:01 p.m. (Eastern Daylight Time), on December 13, 2006.  The Forward Stock Split took effect at 4:02 p.m. (Eastern Daylight Time), on December 13, 2006.  In conjunction with the Reverse/Forward Stock Split, the Company also filed, today, a Form 15 with the SEC to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), thereby effecting the going private transaction.

The transactions and the reasons therefore are described in detail in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2006 and mailed on November 22, 2006 to all stockholders of record on November 13, 2006.

Stockholders owning fewer than 1,000 shares of the Company’s common stock prior to 4:01 p.m (Eastern Daylight Time) on December 13, 2006, the effective time of the Reverse Stock Split did not participate in the Forward Stock Split and have the right to receive cash at a price of $2.15 per share owned by such stockholders prior to the Reverse Stock Split.  Stockholders owning 1,000 or more shares of the Company’s common stock prior to the Reverse Stock Split participated in the Forward Stock Split and therefore continue to own the same number of shares of the Company’s common stock immediately after the consummation of the Reverse/Forward Stock Split as they did immediately before the transaction.

Stockholders who are to be cashed out as a result of the Reverse/Forward Stock Split will be notified by the Company’s transfer agent, U.S. Stock Transfer Corporation, and receive instructions regarding the exchange of their stock certificates for cash.

Based on information currently available to the Company, the number of holders of record of the Company’s common stock has been reduced to fewer than 300 as a result of the Reverse/Forward Stock Split.  Upon the filing of the Form 15, in the absence of action by the SEC, the Company is no longer required to file periodic reports with the SEC, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and Current Reports on Form 8-K, and will no longer be subject to the SEC’s proxy rules or the requirements of the Sarbanes-Oxley Act of 2002.

The Company intends to continue to provide stockholders with annual audited financial statements, an annual proxy statement together with a letter from its President, summarizing the Company’s performance for the completed fiscal year, by mailing these documents to the stockholders. If provided, these documents will not be as detailed or extensive as the information the Company was required to file with the SEC or has provided its stockholders in the past.  The Company’s capital stock is currently quoted on the Pink Sheets(R), a centralized electronic quotation service for over-the-counter securities.  However, the Company can give no assurance that trading in its stock will continue in the Pink Sheets or in any other forum.

About Innovative Micro Technology

IMT was formed in 2000, as successor to Applied Magnetics Corporation, specifically to produce MicroElectroMechanical (MEMS) devices.  IMT’s overriding goal is to partner with companies to develop products based on MEMS technology. Its 130,000 sq ft facility contains a 30,000 sq ft clean room/fab, the largest and best-equipped independent MEMS fab in the world. The company was built for high-volume manufacturing, and provides full MEMS foundry and contract manufacturing services from design through production. IMT currently has >150 employees and >20 customers in diverse applications, including drug discovery, drug delivery, biomedical implants and cell purifiers, microfluidics, inertial navigation, printing, various sensors, night vision, IR emitters, telephone/DSL switching, RF devices, power management, and several others. For more information on IMT’s breadth of services, please visit www.imtmems.com.

Contact: Peter T. Altavilla, Chief Financial Officer, Phone (805) 681-2807; FAX (805) 967-2677, email pete@imtmems.com or visit www.imtmems.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and are subject to the safe harbors created thereby.  The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated.  For further details and a discussion of these risks and uncertainties, see the Company’s filings under the Exchange Act, including the Definitive Information Statement on Schedule 14C filed with the SEC on November 16, 2006, and the Transaction Statement on Schedule 13E-3/A filed with the SEC on the date hereof.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.